Exhibit 99.2

UNITED STATES BANKRUPTCY COURT
EASTERN DISTRICT OF MISSOURI
EASTERN DIVISION

In Re:	)	In Proceedings Under Chapter 11
)
LACLEDE STEEL COMPANY,	)	Case No. 01-48321-399
)
Debtor.	)
	)	DEBTOR'S AND THE OFFICIAL
	)	UNSECURED CREDITORS
	)	COMMITTEE'S SECOND AMENDED
	)	JOINT PLAN OF LIQUIDATION
	)	DATED MAY 16, 2005

        Debtor Laclede Steel Company and the Official Committee of Unsecured Creditors appointed in this Chapter 11 case propose the following Joint Plan of Liquidation pursuant to Section 1121 of the Bankruptcy Code (defined below). This Plan provides for the Distribution of the net proceeds realized from the liquidation of the Debtor’s assets in accordance with the priorities established by the Bankruptcy Code and the provisions of this Plan. References made to the Disclosure Statement refer to that written First Amended Disclosure Statement, dated March 7, 2005, as approved by the Bankruptcy Court on or about March 7, 2005, which provides a summary and analysis of this Plan.

ARTICLE ONE
Definitions

        Capitalized terms used in this Plan, unless otherwise defined herein, shall have the meanings or rules of construction assigned to each under the Bankruptcy Code. In construing the defined term or terms used in the Plan, (i)   the singular shall include the plural and the plural shall include the singular, (ii)   the conjunctive shall include the disjunctive and the disjunctive shall include the conjunctive, and (iii) reference to any gender shall include any other gender as appropriate. Unless the context otherwise requires, the following terms used herein shall have the following meanings:

        1.1         Allowed Administrative Expense Claim shall mean an Allowed Claim arising from costs or expenses of administration of the Debtor’s Estate allowed under Section 503(b) of the Bankruptcy Code.

        1.2         Allowed Claim shall mean any Claim in the amount and the priority classification set forth in any proof of Claim that has been timely filed in this case, or in the absence of such proof, as set forth in the Debtor’s Schedule of Liabilities, filed in the Case, unless: (i) the Claim has been listed in the Schedule as disputed, contingent, or unliquidated, in which case the Claim shall be allowed only if a proof of such Claim has been timely filed; (ii) the Claim has been objected to or is objected to after entry of the Confirmation Order, in which case such Claim shall be allowed only in an amount and classification as determined by a Final Order of the Bankruptcy Court; or (iii) the Claim has been paid in full, withdrawn or otherwise deemed satisfied in full. An Allowed Claim shall not include unmatured interest or any other cost or expense which accrues after the Petition Date unless otherwise stated in the Plan.

        1.3         Allowed Secured Claims shall mean the Allowed Claims which are secured by Estate Property, but only to the extent of the value of Estate Property.

        1.4         Allowed Unsecured Priority Claim shall mean an Allowed Claim which is unsecured and which is entitled to priority under Section 507 of the Bankruptcy Code.

        1.5         Allowed General Unsecured Claim shall mean an Allowed Claim that is not entitled to priority under Section 507(a) of the Bankruptcy Code or otherwise; or as to which the claimant does not have a validly perfected, enforceable lien or security interest as defined in Sections 101(37), (49), (50) and (51) of the Bankruptcy Code; or an Allowed Claim arising from the rejection of an unexpired lease or executory contract.

        1.6         Allowed Interest shall mean an ownership or equity interest in the Debtor, including, by way of example, all interests arising from stock ownership.

        1.7         Bankruptcy Code shall mean Title 11 of the United States Code, 11 U.S.C. Section 101, et. seq., as amended.

        1.8         Bankruptcy Court shall mean the United States Bankruptcy Court for the Eastern District of Missouri, Eastern Division, in which the Debtor’s Chapter 11 Case is pending.

        1.9         Bankruptcy Rules shall mean the Federal Rules of Bankruptcy Procedure adopted by the Supreme Court of the United States, as amended from time to time.

        1.10         Case shall mean the Chapter 11 Case entitled In Re: Laclede Steel Company, which case is currently pending before the Bankruptcy Court as Case No. 01-48321-399.

        1.11         Cash shall mean currency, check, draft, wire transfer and other similar forms of payment.

        1.12         Chapter 11 shall mean Chapter 11 of the Bankruptcy Code.

        1.13         Claim shall mean any right to payment or right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from Debtor on or as of the Petition Date, whether or not such right is reduced to judgment, liquidated, fixed, contingent, undisputed, legal, equitable, secured or unsecured.

        1.14         Claims Disbursement Account shall mean the account to be established for the benefit of the holders of Allowed Claims, and which will be funded with all proceeds from the liquidation of Debtor’s assets or distributed by previous order of the Bankruptcy Court, and the proceeds of causes of action, if any, net of court costs and litigation expenses, including reasonable attorneys’ fees.

        1.15         Committee shall mean the Official Unsecured Creditors Committee of Laclede Steel Company appointed pursuant to 11 U.S.C. §1102 on or about August 10, 2001. Upon the Effective Date and thereafter, Committee shall mean the Plan Committee as defined in Article Five of the Plan.

        1.16         Confirmation Date shall mean the date on which the Confirmation Order is entered by the Clerk of the Bankruptcy Court in the docket for the Case.

        1.17         Confirmation Order shall mean the Final Order entered by the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

        1.18         Creditor shall mean any Person that holds an Allowed Claim.

        1.19         Debtor shall mean Laclede Steel Company, a Delaware corporation, the Debtor and Debtor in Possession.

        1.20         Disclosure Statement shall mean the written Disclosure Statement submitted by the Plan Proponents contemporaneously herewith concerning the Plan and as approved by the Bankruptcy Court pursuant to Section 1125(b) of the Bankruptcy Code, as amended from time to time.

        1.21         Disputed Claim shall mean a Claim against the Debtor or against the Debtor’s Estate that is not an Allowed Claim and as to which there is no Final Order disallowing such Claim.

        1.22         Distribution shall mean the Cash and/or other consideration distributed by the Debtor under the Plan from time to time.

        1.23         Effective Date shall mean the first business day following the day the Order of the Bankruptcy Court confirming the Plan becomes a Final Order.

        1.24         Estate shall mean the estate created upon the commencement of this Case pursuant to Section 541(a) of the Bankruptcy Code.

        1.25         Estate Property shall mean all of the Debtor’s property, including all property in which the Debtor has an interest, as defined in Section 541(a) of the Bankruptcy Code.

        1.26         Final Order shall mean an order or judgment of the Bankruptcy Court, as entered by the Clerk of the Bankruptcy Court on the docket related to the Case, as to which: (i) the time for appeal or petition for review has expired, and no appeal or petition for review is pending or was timely filed; or (ii) any and all appeal(s) or petition(s) for review have been finally determined or dismissed.

        1.27         Petition Date shall mean July 27, 2001, the date Debtor filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code.

        1.28         Person shall mean an individual, corporation, partnership, joint venture, trust, estate and/or an incorporated association.

        1.29         Plan shall mean this Chapter 11 Plan of Liquidation, in its present form and as it may be further amended or modified from time to time in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the provisions contained therein.

        1.30         Plan Proponents shall mean the Debtor and the Committee.

        1.31         Pro Rata shall mean the same proportion that an Allowed Claim or Allowed Interest in a particular class bears to the aggregate amount of all Allowed Claims or Allowed Interests in such class. To the extent that Disputed Claims exist in a class, until all such Disputed Claims shall, in whole or in part, have become Allowed Claims, Pro Rata shall mean the same proportion that an Allowed Claim in a particular class bears to the aggregate amount of all Allowed Claims and Disputed Claims in such class.

        1.32         Schedules shall mean the schedules of assets and liabilities and the statement of financial affairs filed by Debtor pursuant to section 521 of the Bankruptcy Code and Bankruptcy Rules 1007 and 1009, including all amendments and supplements thereto as of the Confirmation Date.

        1.33         Secured Claim shall mean all Allowed Claims secured by a valid, enforceable and properly perfected lien, encumbrance, security interest, or other charge against, or interest in, Estate Property, in an amount which is not in excess of the value of the Estate Property subject to such Claim and only to the extent of the value of the lien, encumbrance or security interest of the holder of such Allowed Claim in such Estate Property, determined in accordance with Section 506 of the Bankruptcy Code. To the extent the amount of an Allowed Claim exceeds the value of the Estate Property subject to such Claim, such Allowed Claim shall be treated as an Allowed Unsecured Claim in accordance with Section 506 of the Bankruptcy Code.

        1.34         Secured Creditors shall mean all Creditors which, as of the Petition Date, held Allowed Secured Claims.

ARTICLE TWO
Classification of Allowed Claims and Allowed Interests

        2.1         Inclusion in Classes. All Allowed Claims and Allowed Interests, other than Allowed Administrative Expense Claims, which Allowed Administrative Expense Claims are not classified in accordance with Section 1123(a)(1) of the Bankruptcy Code, are placed in the classes described in this Article Two of the Plan.

        2.2         Class 1 Allowed Secured Claims. Class 1 shall consist of all Allowed Secured Claims.

        2.3         Class 2 Allowed Unsecured Priority Claims. Class 2 shall consist of all Allowed Unsecured Priority Claims.

        2.4         Class 3 Allowed General Unsecured Claims. Class 3 shall consist of all Allowed General Unsecured Claims.

        2.5         Class 4 Allowed Interests in the Debtor. Class 4 shall consist of all Allowed Interests in the Debtor.

ARTICLE THREE
Treatment of Claims and Classes

        3.1         Title 28 U.S.C. Section 1930 Fees. All fees required pursuant to 28 U.S.C. Section 1930 shall, if not previously paid in full, be paid in Cash on the Effective Date, or as soon thereafter as practicable. After the Effective Date, the

Committee shall be responsible for timely payment of fees incurred by the Estate pursuant to 28 U.S.C. §1930(a)(6), shall have authority to make such payment from Estate Property then in its hands, and shall serve on the Office of the Untied States Trustee all quarterly reports required by the Office of the United States Trustee until the case is closed or until otherwise ordered by the Bankruptcy Court.

        3.2         Allowed Administrative Expense Claims. Each holder of an Allowed Administrative Expense Claim, if not previously paid in full pursuant to a Final Order of the Bankruptcy Court, shall, unless the holder of such Allowed Administrative Expense Claim agrees to different treatment, receive Cash equal to the unpaid amount of such Allowed Administrative Expense Claim upon the Effective Date, or as soon thereafter as practicable.

        3.3         Class 1 Allowed Secured Claims. The holders of all Class 1 Allowed Secured Claims shall retain all valid liens and security interests each such holder holds against the Debtor or Estate Property prior to the Petition Date and upon the Effective Date shall be entitled to immediate possession of such Estate Property as to which each such creditor holds an Allowed Secured Claim unless otherwise mutually agreed by such Creditor and the Committee.

        3.4         Class 2 Allowed Unsecured Priority Claims. Each holder of an Allowed Unsecured Priority Claim shall, unless the holder of such Allowed Unsecured Priority Claim agrees to different treatment, receive Cash from the Claims Disbursement Account in the amount of such Allowed Unsecured Priority Claim, without interest, in accordance with the priorities set forth in 11 U.S.C. § 507(a), and as more fully set forth in Section 5.7 below.

        3.5         Class 3 Allowed General Unsecured Claims. Following payment in full of all Class 2 Allowed Unsecured Priority Claims, each holder of a Class 3 Allowed General Unsecured Claim shall receive a Cash Distribution from the Claims Disbursement Account up to the amount of such Allowed General Unsecured Claim, without interest, as more fully set forth in Section 5.7, after the total amount of all such Claims is determined. To the extent the Claims Disbursement Account does not contain sufficient funds to pay all holders of Class 3 Allowed General Unsecured Claims in full, each holder of a Class 3 Allowed General Unsecured Claim shall receive a Pro Rata share of the funds remaining in the Claims Disbursement Account.

        3.6         Class 4 Allowed Interests in the Debtor. The holders of any Allowed Interests in the Debtor shall receive no Distribution on account of any such Allowed Interests, and all shares of stock or other securities of the Debtor outstanding as of the Petition Date shall be and shall be deemed to be automatically cancelled on the Effective Date.

ARTICLE FOUR
Impairment of Classes

        4.1         Impaired Classes. Classes 3 and 4 are impaired as defined in Section 1124 of the Bankruptcy Code.

        4.2         Unimpaired Classes. Classes 1 and 2 are unimpaired as defined in Section 1124 of the Bankruptcy Code.

ARTICLE FIVE
Implementation of Plan

        5.1         Establishment of Plan Committee. Upon confirmation of the Plan, all remaining Estate Property shall vest in and shall be turned over to a committee consisting of the members of the Official Unsecured Creditors Committee (the “Plan Committee”). The Plan Committee may add additional members or remove members in its reasonable discretion, so long as the Plan Committee shall have no fewer than three (3) members and no more than seven (7) members.

        5.2         Authority of the Plan Committee. The Plan Committee shall have the authority set forth in this Plan, including the rights and powers of a bankruptcy trustee set forth in 11 U.S.C. § 704 and § 1106, to the full extent permitted by law. The Plan Committee shall take such actions to collect all assets of Debtor as the Committee deems appropriate, shall have the standing of a bankruptcy trustee, and may sue and be sued in its own capacity as “The Official Plan Committee of Laclede Steel Company.” The Plan Committee shall have the authority to retain such professionals as may be reasonably necessary to carry out its obligations under the Plan and shall be authorized to reimburse, from the assets under the control of the Plan Committee, any such professionals for such professionals’ reasonable fees and expenses in accordance with the Bankruptcy Code. The Plan Committee shall also compensate professionals employed by the Debtor for services rendered in connection with the implementation of this Plan, and shall be authorized to apply Estate Property to obtain and maintain such insurance policy or policies as it deems reasonably necessary.

        5.3         Rights of Action. On and after the Effective Date the Plan Committee shall be vested with, and shall have the exclusive and sole right to enforce, any and all rights, claims, choses in action, etc. of the Debtor, whether existing on or after the Petition Date, including, but not limited to, any causes of action under sections 544, 545, 547, 548, 549, 550, and 553 of the Bankruptcy Code. The Plan Committee, in its sole and absolute discretion, may file, litigate, abandon, settle, release, or otherwise resolve any and all matters as it deems appropriate, without approval from the Bankruptcy Court, except as set forth herein.

        5.4         Compensation of the Plan Committee. The members of the Plan Committee shall not be entitled to any compensation on account of their service on the Plan Committee, except that members of the Plan Committee shall from time to time be entitled to reimbursement of their respective out of pocket travel and other expenses reasonably incurred on behalf of the Plan Committee.

        5.5         Duties of the Plan Committee. Each member of the Plan Committee shall act in a fiduciary capacity for Creditors, but neither any decision of the Plan Committee nor any vote of any member shall bind, restrict or limit the rights or obligations of any member to or against the Debtor, its Estate, the post confirmation Debtor or any third party.

        5.6         Investments of Cash Pending Distributions. Any Cash held by the Plan Committee for purposes of performing the Plan shall be invested as permitted under Section 345 of the Bankruptcy Code, unless other investments are permitted by the Bankruptcy Court.

        5.7         Plan Committee Shall Establish the Claims Disbursement Account. On or before the Effective Date, the Plan Committee shall open an account in which to deposit such Cash as is necessary to make Distributions to Creditors.

                      5.7.1.        The Claims Disbursement Account shall require only the signature of one Plan Committee member. The monthly account bank statements shall be delivered to the attorney for the Plan Committee.

                      5.7.2         To the extent assets are liquidated which are not the subject of Allowed Secured Claims or the Committee recovers any assets for the estate, all proceeds thereof shall be deposited into the Claims Disbursement Account.

                      5.7.3         On or before ninety (90) days from the Effective Date, or as soon thereafter as practicable, to the extent the Claims Disbursement Account permits, the Committee shall disburse Cash as required under Article Three. The Committee may make such interim Distributions as it, in its sole and absolute discretion, deems appropriate. Nothing herein shall be deemed to require the Committee to make any interim Distribution.

                      5.7.4         After payment in full in Cash of all Allowed Administrative Expenses, the Plan Committee shall, at such time as determined in its sole discretion, distribute such funds from the Claims Disbursement Account to the holders of Class 2 Allowed Unsecured Priority Claims as necessary in order to pay all such Allowed Unsecured Priority Claims in full.

                      5.7.5         After and to the extent that all Class 2 Allowed Unsecured Priority Claims are paid in full, the Plan Committee shall, at such time as determined in its sole discretion, distribute such funds from the Claims Disbursement Account as it deems prudent, Pro Rata, to the holders of Class 3 Allowed General Unsecured Claims. Distributions under this section shall be made at such times and from time to time as the Plan Committee, in its sole discretion, deems prudent.

        5.8         De minimis Distributions. The Plan Committee shall not be required to make any Distribution to or on account of any Allowed Claim where such Distribution would be less than $50.00.

        5.9         Unclaimed Property. The Plan Committee shall make Distributions to holders of Allowed Claims at those times and in the manner as set forth in the Plan and shall tender such Distributions to each Creditor at the address of such Creditor as set forth in the Schedules filed with the Bankruptcy Court unless superseded by the address as set forth in said Creditor’s Allowed Claim or in a notice provided on or before the Effective Date to the Plan Committee pursuant to the provisions of section 10.10 of the Plan. In the event that any Distribution of property remains unclaimed for a period of six (6) months after it has been delivered (or after such delivery has been attempted) or otherwise made available in accordance with the Plan to the Creditor entitled thereto, such unclaimed property shall, on the next business day after such anniversary, be forfeited by such Creditor, whereupon all such unclaimed property shall, at the discretion of the Plan Committee, be deemed Cash and used as allowed in this Plan.

        5.10         Disputed Payments. If any dispute arises as to the identity of a holder of an Allowed Claim who is to receive any Distribution, the Plan Committee may, in lieu of making such Distribution to such holder, make such Distribution into an escrow account until the disposition thereof shall be determined by the Bankruptcy Court or by written agreement among the interested parties to such dispute.

        5.11         [intentionally deleted].

        5.12         Deadline for Filing Administrative Expense Claims. Requests for allowance and payment of Allowed Administrative Expense Claims must be filed with the Bankruptcy Court and served pursuant to Standing Order #1, the applicable provisions of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and local bankruptcy rules no later than thirty (30) days after the Effective Date. Holders of such Claims who do not file a request for allowance and payment by such deadline shall be forever barred from asserting such Claims. Notwithstanding the foregoing, any professionals or other entities requesting compensation or reimbursement of expenses pursuant to Section 327, 328, 330, 331, 503, 506 or 1103 of the Bankruptcy Code for services rendered before the Effective Date shall file with the Bankruptcy Court and serve pursuant to Standing Order #1 an application for final allowance of compensation and reimbursement of expenses no later than sixty (60) days after the Effective Date; provided, however, that any professional who receives compensation or reimbursement of expenses pursuant to Standing Order #2 may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date so long as the application and request for compensation and reimbursement are made in strict accordance with and pursuant to Standing Order #2.

        5.13         Disputed Claims. Subject to further order of the Bankruptcy Court, from and after the Effective Date, the Plan Committee shall have the sole and exclusive right to make, file, litigate, and settle or otherwise dispose of objections to Claims with the Bankruptcy Court, including, but not limited to, objections regarding the allowance, classification or amount of any Claim, and shall file such objections before the expiration of ninety (90) days after the Effective Date. Such deadline may be extended by the Bankruptcy Court on hearing and notice as the Bankruptcy Court deems just and proper. No Distributions shall be made to the holder of a Disputed Claim until such time as said Disputed Claim shall become an Allowed Claim. The Plan Committee shall not be required to establish any reserve or hold back any funds in the Claims Disbursement Account on account of Disputed Claims. Nonetheless, the Plan Committee may establish such a reserve or hold back such funds as it deems prudent in its sole discretion, pending resolution of such Disputed Claims.

        5.14         Estimation of Claims. The Plan Committee may, at any time, request that the Bankruptcy Court estimate any Disputed Claim pursuant to Section 502(c) of the Bankruptcy Code regardless of whether the Plan Committee has previously objected to such Claim, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time, including during litigation concerning any objection to such Claim. In the event that the Bankruptcy Court estimates any Disputed Claim, that estimated amount may constitute either an Allowed Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtor or the Plan Committee, as the case may be, may elect to pursue any supplemental proceedings to object to any ultimate payment of such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. On and after the Effective Date, Claims which have been estimated subsequently may be compromised, settled, withdrawn or otherwise resolved without further order of the Bankruptcy Court.

        5.15         No Recourse to Estate, Debtor or Plan Committee. Notwithstanding that the allowed amount of any particular Disputed Claim may be reconsidered under the applicable provisions of the Bankruptcy Code or allowed in an amount for which there is insufficient Cash in the Claims Disbursement Account to provide a recovery equal to that received by other holders of Allowed Claims in the relevant class, no such holder shall have recourse to the Estate, the Debtor or the Plan Committee or any of their respective professionals, members, or their successors or assigns, or the holder of any other Claim, or any of their respective property. Nothing in the Plan, however, shall modify any right of a holder of a Claim under Section 502(j) of the Bankruptcy Code.

        5.16         Limitation of Liability of the Plan Committee. The Plan Committee, and each of its members, and all of their professionals are hereby exculpated by Debtor and by holders of Claims and Allowed Interests from any and all claims, causes of action and other assertions of liability (including breach of fiduciary duty) arising out of the discharge of the powers and duties conferred upon them by the Plan or any order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law, except solely for actions or omissions arising out of gross negligence or willful misconduct. No current holder of a Claim or Allowed Interest, or representative thereof, or other party in interest shall have or pursue any claim or cause of action against any member of the Plan Committee or any of its professionals for making payments or Distributions in accordance with the Plan.

        5.17         Distribution of Administrative Claim of Salaried Retirees. On or about October 21, 2001 the Court entered its Order granting Debtor’s Motion to Reject and Terminate Obligations Relating to Salaried Retiree Medical Benefits Pursuant to 11 U.S.C. §1114 wherein the Court allowed the salaried retirees of Laclede (the “Salaried Retirees”) an administrative expense claim in the amount of $80,000.00. The Salaried Retirees are represented by a committee (the “Salaried Retirees Committee”) appointed on their behalf by the Court. At the request of, and as a courtesy to, the Salaried Retirees Committee, the Plan Committee will disburse the aforementioned allowed administrative expense claim as follows:

                      5.17.1         The Salaried Retirees Committee shall provide the names and last known addresses of each of the Salaried Retirees to the Plan Committee on or within thirty (30) days of the Effective Date of the Plan. The Plan Committee shall be entitled to rely upon the information provided by the Salaried Retirees Committee and shall have no duty, obligation, or responsibility to verify, or otherwise investigate the information or the addresses provided by the Salaried Retirees Committee;

                      5.17.2         The Plan Committee shall distribute the $80,000.00 allowed administrative claim to the Salaried Retirees on a per capita basis at the addresses provided by the SRC;

                      5.17.3         In the event that any Distribution to a Salaried Retiree remains unclaimed for a period of six (6) months after it has been delivered (or after such delivery has been attempted) or otherwise made available to such Salaried Retiree, such unclaimed property shall, on the next business day following such six (6) month period, be forfeited by such Salaried Retiree, whereupon all such unclaimed property shall be distributed by the Plan Committee to the then known Salaried Retirees on a per capita basis.

                      5.17.4         The Plan Committee shall make no distribution to or on account of any Salaried Retiree where such distribution would be less than $50.00. In the event that the unclaimed funds referenced in sub-paragraph 5.17.3 above are not sufficient to allow a second distribution, the Plan Committee shall turnover the funds on hand to the Salaried Retirees Committee in full and complete discharge of the Plan Committee’s duties and obligations under the Plan.

                      5.17.5         Confirmation of the Plan shall operate as the consent of each Salaried Retiree to the distribution provisions provided herein and in the Plan.

                      5.17.6         The Plan Committee, and each of its members, and all of their professionals, are hereby exculpated by Debtor, by the Salaried Retirees Committee and by each and every Salaried Retiree, from any and all claims, causes of action and other assertions of liability (including breach of fiduciary duty) arising out of the discharge of the powers and duties conferred upon them by the Plan or any order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law, except solely for actions or omissions arising out of the gross negligence or willful misconduct. No Creditor, no holder of an Allowed Interest, and no Salaried Retiree, nor any representative of any of the aforementioned, nor any other party in interest, nor the Debtor, shall have or pursue any claim or cause of action against any member of the Plan Committee or any of its professionals for making the payments or Distributions provided for herein.

        5.18         Plan Committee Reports. Not less frequently than annually the Plan Committee shall issue a brief report to all holders of Allowed Claims, which report shall provide a brief summary of the activities of the Plan Committee since either the Effective Date or the date of its last report, as the case may be, including but not limited to: the status of all pending or contemplated litigation; an analysis of pending Claims; and the prospects for remaining Distributions to be made pursuant to the Plan. At the discretion of the Plan Committee, such report may either be in writing or available electronically through the internet. In addition, upon completion of its work, the Plan Committee shall issue a final report of its activities.

        5.19         Dissolution of the Plan Committee. Upon substantial completion of its functions as designated herein, the Plan Committee shall be dissolved.

        5.20         Existence of Debtor. From and after the Effective Date, Debtor shall remain in existence only to the extent necessary to liquidate any remaining assets of the Estate and to wind up Debtor’s affairs. Upon the Effective Date of the Plan, any and all outstanding stock in Debtor and all of its affiliates or non-Debtor subsidiaries will be and will be deemed to be cancelled, and the Debtor and all of its affiliates or non-Debtor subsidiaries will be and will be deemed to be dissolved in accordance with Section 303 of the Delaware General Corporation Law or any similar applicable state law.

ARTICLE SIX
Executory Contracts and Unexpired Leases

        6.1         Assumption and/or Rejection. All of Debtor’s executory contracts and unexpired leases which have not specifically been assumed or rejected as of the Effective Date pursuant to Section 365 of the Bankruptcy Code shall be deemed rejected on the Effective Date.

        6.2         Claims Based on Rejection. To the extent any party has a Claim arising from the rejection of an executory contract or unexpired lease by operation of this Article Six and the Plan, such party shall have thirty (30) days from the Effective Date to file a proof of claim based on such rejection. Any Claim with respect to a rejected contract or lease that is not filed within thirty (30) days of the Effective Date shall be forever barred.

ARTICLE SEVEN
Voting

        7.1         Only holders of Allowed Claims in Class 3 may vote on the Plan. Holders of Class 4 Allowed Interests are conclusively deemed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Holders of Allowed Claims in Classes 1 and 2 are conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code.

        7.2         Notwithstanding the fact that an entity has filed a proof of claim, each entity whose claim to which the Committee has filed an objection with the Bankruptcy Court is not eligible to vote, unless such entity obtains a Final Order of the Bankruptcy Court temporarily allowing its claim for the purpose of accepting or rejecting the Plan in accordance with Rule 3018(a) of the Bankruptcy Rules.

        7.3         Notwithstanding the foregoing, any entity or person that has filed a proof of claim asserting an unsecured priority claim may voluntarily waive the right to assert an unsecured priority claim and may reclassify such claim as a Class 3 Allowed General Unsecured Claim. Any such entity or Person voluntarily reclassifying his, her, or its claim in such manner may vote on the Plan as a holder of a Class 3 Allowed General Unsecured Claim.

        7.4         To the extent a Creditor has filed a proof of claim that asserts that part, but not all, of its Claim is entitled to priority in payment (i.e., a partial Class 2 Claim), the Plan Proponents will provide such Creditor with a Class 2 ballot for the portion of the Claim asserted as being entitled to priority, and a Class 3 ballot for the portion of the Claim asserted as a general unsecured claim. If a Creditor elects on its Class 2 ballot to have the priority portion of its Claim reclassified as a Class 3 Allowed General Unsecured Claim and returns the Class 2 ballot along with its Class 3 ballot, such ballots shall be combined and shall be deemed to be one ballot and one vote in the amount of the total shown on the filed proof of claim for purposes of voting on the Plan. A Creditor asserting both a priority and general unsecured Claim that does not wish to reclassify his, her, or its asserted Class 2 priority Claim may vote a Class 3 ballot that will not affect the Class 2 Claim.

ARTICLE EIGHT
Releases

        8.1         Releases by the Debtor. As of the Effective Date of the Plan, the Debtor, in its individual capacity and as Debtor-in-Possession will be deemed to forever release, waive and discharge all Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the rights of the Debtor to enforce the Plan and the contracts, releases, indentures and other agreements or documents delivered thereunder) whether direct or derivative, liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor, the parties released pursuant to Article Eight of the Plan, the Chapter 11 proceedings, the Plan or the Disclosure Statement, and that could have been asserted by or on behalf of the Debtor or its Estate against (a) the current and former directors, officers and employees (in their capacities as such) of the Debtor or any of its affiliates and non-Debtor subsidiaries, and the agents and professionals of the Debtor and any of its affiliates or non-Debtor subsidiaries, including lawyers, staff and others employed by such agents and professionals; and (b) the Committee and its agents and professionals including lawyers, staff and others employed by such agents and professionals.

ARTICLE NINE
Effect of Confirmation

        9.1         No Discharge. The Confirmation Order shall not discharge the Debtor from any debt or liability that arose before confirmation of the Plan, as provided in Section 1141(d)(3)(A) of the Bankruptcy Code.

        9.2         Binding Effect. Except as otherwise provided in Section 1141(d)(3) of the Bankruptcy Code, on and after the Effective Date, the provisions of this Plan shall bind the Debtor, the Committee, the Plan Committee, any holder of a Claim against, or Allowed Interest in, the Debtor (whether or not the Claim or Allowed Interest of such holder is impaired under this Plan and whether or not such holder has accepted or is deemed to have accepted this Plan), and the respective heirs, executors, administrators, successors or assigns, if any, of any of the foregoing.

ARTICLE TEN
General Provisions

        10.1         Modification of Plan. The Plan Proponents may, pursuant to Section 1127(a) of the Bankruptcy Code, modify the Plan at any time prior to the entry of the Confirmation Order. After entry of the Confirmation Order, the Committee or the Plan Committee, as the case may be, may, pursuant to Section 1127(b) and (c) of the Bankruptcy Code, and with approval of the Bankruptcy Court, modify or amend the Plan. Any modification or amendment, which does not materially or adversely affect the interests of Persons affected by the Plan, can be made without having to solicit acceptance of such modification or amendment. Further, the Committee or the Plan Committee, as appropriate, may take such steps as are necessary to carry out the purpose and effect of the Plan as modified or amended.

        10.2         Closing of the Case. After the Estate of the Debtor has been fully administered, the Bankruptcy Court shall close the Case in accordance with Section 350 of the Bankruptcy Code.

        10.3         Further Actions. Pursuant to Section 1142(b), the Confirmation Order shall operate as an order of the Bankruptcy Court directing the Debtor and any other necessary parties to execute and deliver, or join in the execution and delivery, of any instrument required to effect a transfer of the Estate Property, and to perform any other act that is necessary for the consummation of this Plan.

        10.4         Captions. Captions used in this Plan are for convenience only, and shall not affect the construction of the Plan.

        10.5         Disputed, Unliquidated and Contingent Claims. Notwithstanding any other term or condition of this Plan, disputed, unliquidated and contingent Claims shall be paid only upon allowance, in accordance with the provisions of Section 502 of the Bankruptcy Code. Consistent with Article Five above and with the terms of this Plan, the Plan Committee may, if it so chooses, file objections to any and all Claims not later than ninety (90) days after the Effective Date, or such additional period as approved by the Bankruptcy Court. The Plan Committee may, if it so elects, but shall not be required to, establish any reserve with respect to the Claims Disbursement Account with respect to disputed, unliquidated or contingent Claims.

        10.6         Jurisdiction of the Bankruptcy Court. After the entry of the Confirmation Order, the Bankruptcy Court will retain jurisdiction for the following purposes:

                        (a)        To determine the classification and priority of all Claims against Debtor or Allowed Interests in the Debtor, and to re-examine any such claims or interests which may have been allowed. The failure by the Committee, or any party-in-interest, initially to object or to examine any such claims or interests, shall not be deemed to be a waiver of its rights to object to, or cause to be re-examined, any such claim or interest, in whole or in part;

                        (b)        To determine applications for the rejection or assumption of executory contracts which are not determined prior to the Confirmation Date, and to determine allowance of Claims for damages with respect to rejection of any such executory contracts or unexpired leases within such time as the Bankruptcy Court may direct;

                        (c)        To hear and determine all applications for compensation and other Administrative Expenses;

                        (d)        To conduct hearings on valuation, as necessary, and to determine whether any party-in-interest, including the Plan Committee, is entitled to recover against any Person any claim, whether arising under Section 506(c) of the Bankruptcy Code, or arising out of a voidable preference, a fraudulent transfer, or otherwise, whether such voidable transfer occurred prior to or after the Petition Date;

                        (e)        To hear and determine any and all adversary proceedings or contested matters pending at or initiated after the Effective Date;

                        (f)        To determine any modification of the Plan after Confirmation pursuant to Section 1127 of the Bankruptcy Code;

                        (g)        To determine all matters, controversies and disputes arising under or in connection with the Plan or the application or disposition of the Estate Property;

                        (h)        To enter any order, including injunctions, necessary to establish and enforce the rights and powers of the Plan Committee under the confirmed Plan;

                        (i)        To enter any order in the aid of the execution, consummation, or implementation of the Plan to the extent authorized or consistent with the provisions of 11 U.S.C. §§105 and 1142;

                        (j)        To enter a final decree pursuant to Rule 3022 of the Bankruptcy Rules; and

                        (k)        To carry out any and all additiona l actions relating to these Chapter 11 proceedings as set forth in the Bankruptcy Code or other applicable law.

        10.7         Request for Confirmation. To the extent deemed necessary, the Plan Proponents hereby request the Bankruptcy Court enter an Order confirming the Plan.

        10.8         Cram-Down. If any impaired class under the Plan, in accordance with Sections 1126 and 1129(a)(8) of the Bankruptcy Code, fails to accept the Plan, the Plan Proponents reserve the right to request the Bankruptcy Court to confirm the Plan pursuant to Section 1129(b) of the Bankruptcy Code and to automatically cause such modification of the Plan as is necessary to enable the Plan to provide treatment of claims to satisfy the requirements of Section 1129(b) of the Bankruptcy Code.

        10.9         Disclosure Statement. In making a decision to vote for or against this Plan, holders of Claims and Allowed Interests should refer to the Disclosure Statement approved by the Bankruptcy Court for additional information relating to the Debtor and the Plan.

        10.10         Notice. Any notices required or permitted to be provided to the Plan Committee under or in connection with this Plan shall be in writing and served either by (i) certified mail, return receipt requested, postage prepaid; (ii) hand delivery; or (iii) reputable overnight delivery service, all charges prepaid, and shall not be deemed to have been given until received by: Steven Goldstein, Esq., Goldstein & Pressman, P.C., 121 Hunter Ave., Ste. 101, St. Louis, MO 63124.

Next Page is Signature Page

Signature Page With Respect to:

DEBTOR'S AND THE OFFICIAL UNSECURED CREDITORS COMMITTEE'S
SECOND AMENDED JOINT PLAN OF LIQUIDATION DATED MAY 16, 2005

Respectfully Submitted,

OFFICIAL UNSECURED CREDITORS COMMITTEE	LACLEDE STEEL COMPANY

By:	/s/ Terry L. Freeman	By:	/s/ Michael H. Lane

	Terry L. Freeman, Chairman		Michael H. Lane, President

GOLDSTEIN & PRESSMAN, P.C.	BRYAN CAVE, LLP

By:	/s/ Steven Goldstein	By:	/s/ Lloyd A. Palans

Steven Goldstein (ARN 32790) Robert A. Breidenbach (ARN 74339) 121 Hunter Avenue, Suite 101 St. Louis, MO 63124-2082 FAX: (314)727-1447 (314) 727-1717 stg@goldsteinpressman.com rab@goldsteinpressman.com	Lloyd A. Palans (ARN 22650)
Christopher J. Lawhorn (ARN 45713)
David M. Unseth (ARN 48086)
Cullen K. Kuhn (ARN 53151)
211 N. Broadway, Suite 3600
St. Louis, MO 63102-2750
FAX: (314) 259-2020
(314) 259-2000
lapalans@bryancave.com

Attorneys for Official Unsecured Creditors Committee	Attorneys for Debtor and Debtor-in-Possession